Exhibit 5.2

RICHARDS, LAYTON & FINGER

A PROFESSIONAL ASSOCIATION

ONE RODNEY SQUARE

920 NORTH KING STREET

WILMINGTON, DELAWARE 19801

(302) 651-7700

FAX: (302) 651-7701

WWW.RLF.COM

March 31, 2005

BAC Capital Trust VII

BAC Capital Trust VIII

BAC Capital Trust IX

BAC Capital Trust X

BAC Capital Trust XI

BAC Capital Trust XII

c/o Bank of America Corporation

Bank of America Corporate Center

Charlotte, North Carolina 28255

Re:	BAC Capital Trust VII, BAC Capital Trust VIII, BAC Capital Trust IX, BAC Capital Trust X, BAC Capital Trust XI and BAC Capital Trust XII

Ladies and Gentlemen:

We have acted as special Delaware counsel for BAC Capital Trust VII, a Delaware statutory trust (“Trust VII”), BAC Capital Trust VIII, a Delaware statutory trust (“Trust VIII”), BAC Capital Trust IX, a Delaware statutory trust (“Trust IX”), BAC Capital Trust X, a Delaware statutory trust (“Trust X”), BAC Capital Trust XI, a Delaware statutory trust (“Trust XI”), and BAC Capital Trust XII, a Delaware statutory trust, (“Trust XII”, together with Trust VII, Trust VIII, Trust IX, Trust X and Trust XI, collectively referred to as the “Trusts” and sometimes hereinafter individually referred to as a “Trust”), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

We have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below, including the following documents:

(a)	The Certificate of Trust of Trust VII, as filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on March 14, 2003;

(b)	The Certificate of Trust of Trust VIII, as filed with the Secretary of State on March 30, 2005;

BAC Capital Trust VII

BAC Capital Trust VIII

BAC Capital Trust IX

BAC Capital Trust X

BAC Capital Trust XI

BAC Capital Trust XII

March 31, 2005

(c)	The Certificate of Trust of Trust IX, as filed with the Secretary of State on March 30, 2005;

(d)	The Certificate of Trust of Trust X, as filed with the Secretary of State on March 30, 2005;

(e)	The Certificate of Trust of Trust XI, as filed with the Secretary of State on March 30, 2005;

(f)	The Certificate of Trust of Trust XII, as filed with the Secretary of State on March 30, 2005;

(g)	The Declaration of Trust of Trust VII, dated as of March 14, 2003 among Bank of America Corporation, a Delaware corporation (the “Company”), and the trustees of Trust VII named therein;

(h)	The Declaration of Trust of Trust VIII, dated as of March 30, 2005 among the Company and the trustees of Trust VIII named therein;

(i)	The Declaration of Trust of Trust IX, dated as of March 30, 2005 among the Company and the trustees of Trust IX named therein;

(j)	The Declaration of Trust of Trust X, dated as of March 30, 2005 among the Company and the trustees of Trust X named therein;

(k)	The Declaration of Trust of Trust XI, dated as of March 30, 2005 among the Company and the trustees of Trust XI named therein;

(l)	The Declaration of Trust of Trust XII, dated as of March 30, 2005 among the Company and the trustees of Trust XII named therein;

(m)	The Registration Statement (the “Registration Statement”) on Form S-3, including a preliminary prospectus (the “Prospectus”), with respect to, among other things, the Capital Securities of the Trusts representing undivided preferred beneficial interests in the assets of the Trusts (each, a “Capital Security” and collectively, the “Capital Securities”), as filed by the Company and the Trusts with the Securities and Exchange Commission on or about March 31, 2005;

(n)

A form of Amended and Restated Declaration of Trust, to be entered into between the Company, the trustees of the applicable Trust named therein, and the holders, from time to time, of the undivided beneficial interests in

BAC Capital Trust VII

BAC Capital Trust VIII

BAC Capital Trust IX

BAC Capital Trust X

BAC Capital Trust XI

BAC Capital Trust XII

March 31, 2005

the assets of such Trust (including all attachments and exhibits thereto) (the “Declaration of Trust”), filed as an exhibit to the Registration Statement; and

(o)	A Certificate of Good Standing for each of the Trusts, dated March 31, 2005, obtained from the Secretary of State.

Initially capitalized terms used herein and not otherwise defined are used as defined in the Declaration of Trust.

As to various questions of fact material to our opinion, we have relied upon the representations made in the foregoing documents. With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

For purposes of this opinion, we have assumed (i) that the Declaration of Trust and the Certificate of Trust of each Trust will be in full force and effect and will not be amended, (ii) except to the extent provided in paragraph 1 below, the due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its organization or formation, (iii) the legal capacity of natural persons who are parties to the documents examined by us, (iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) the due authorization, execution and delivery by all parties thereto of all documents examined by us, (vi) the receipt by each Person to whom a Capital Security is to be issued by the Trusts (collectively, the “Capital Security Holders”) of a Capital Security Certificate for such Capital Security and the payment for such Capital Security, in accordance with the applicable Declaration of Trust and the Registration Statement, and (vii) that the Capital Securities will be authenticated, issued and sold to the Capital Security Holders in accordance with the applicable Declaration of Trust and the Registration Statement. We have not participated in the preparation of the Registration Statement (except for providing this opinion) or the Prospectus and assume no responsibility for their contents, other than this opinion.

This opinion is limited to the law of the State of Delaware, including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such laws (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with

BAC Capital Trust VII

BAC Capital Trust VIII

BAC Capital Trust IX

BAC Capital Trust X

BAC Capital Trust XI

BAC Capital Trust XII

March 31, 2005

respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1. Each of the Trusts has been duly created and is validly existing in good standing as a statutory trust under the Statutory Trust Act.

2. The Capital Securities of each Trust will represent valid and, subject to the qualifications set forth in paragraph 3 below, legally issued, fully paid and nonassessable undivided preferred beneficial interests in the assets of the applicable Trust.

3. The Capital Security Holders, as beneficial owners of the applicable Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Capital Security Holders may be obligated to make payments as set forth in the applicable Declaration of Trust.

We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. We hereby consent to the use of our name under the heading “Legal Matters” in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Richards, Layton & Finger, P.A.